Exhibit 99.1
AVIS BUDGET GROUP AMENDS PRINCIPAL CREDIT FACILITY

Transaction Reduces Borrowing Spreads by 75 Basis Points

PARSIPPANY, N.J., August 5, 2013 — Avis Budget Group, Inc. (NASDAQ: CAR) announced today that its wholly-owned subsidiary, Avis Budget Car Rental, LLC, has amended its corporate revolving credit facility, extending the maturity date to 2018, expanding borrowing capacity to $1.65 billion, and reducing its borrowing spread under the facility by 75 basis points.

“Our ability to amend our revolving credit facility at more favorable terms while extending its maturity reflects the strong fundamentals of our business," said David B. Wyshner, Avis Budget Group senior executive vice president and chief financial officer.

The Company expects to generate more than $5 million in annual interest expense savings as a result of the transaction. In addition, the Company expects that the terms and conditions of the amended credit facility will provide it with additional financial flexibility to pursue its strategic objectives.

About Avis Budget Group, Inc.
Avis Budget Group, Inc. is a leading global provider of vehicle rental services, both through its Avis and Budget brands, which have more than 10,000 rental locations in approximately 175 countries around the world, and through its Zipcar brand, which is the world's leading car sharing network, with more than 790,000 members. Avis Budget Group operates most of its car rental offices in North America, Europe and Australia directly, and operates primarily through licensees in other parts of the world. Avis Budget Group has approximately 30,000 employees and is headquartered in Parsippany, N.J. More information is available at www.avisbudgetgroup.com.

Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects",

"estimates", "plans", "may increase", "forecast" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are based upon then current assumptions and expectations and are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results, including all statements related to future results and future interest expense savings are also forward-looking statements.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Avis Budget Group's Annual Report on Form 10-K for the year ended December 31, 2012 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, included under headings such as "Forward-Looking Statements", "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations", and in other filings and furnishings made by the Company with the SEC from time to time. Except for the Company's ongoing obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Contacts

Media Contact:	Investor Contact:
John Barrows	Neal Goldner
973-496-7865	973-496-5086
PR@avisbudget.com	IR@avisbudget.com

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